SCHEDULE B: Portfolios
Effective Date: January 25, 2013

All capitalized terms not otherwise defined herein have the meaning set forth in the Administrative Service Agreement. For any Fund that has multiple classes of shares, the available class shall be Institutional Class unless otherwise stated.

I. Available Funds for Plans:

Pursuant to the terms of the Administrative Service Agreement, as amended from time to time, the Sub-Administrator may effect transactions in the following Funds for any Plans:

A. DFA Investment Dimensions Group Inc.

Fund Name	Symbol	Cusip #
Enhanced U.S. Large Company Portfolio	DFELX	233-203-637
U.S. Large Cap Value Portfolio	DFLVX	233-203-827
U.S. Small Cap Portfolio	DFSTX	233-203-843
U.S. Targeted Value Portfolio	DFFVX	233-203-595
U.S. Core Equity 1 Portfolio	DFEOX	233-203-413
U.S. Core Equity 2 Portfolio	DFQTX	233-203-397
U.S. Vector Equity Portfolio	DFVEX	233-203-389
U.S. Social Core Equity 2 Portfolio	DFUEX	233-203-298
U.S. Sustainability Core 1 Portfolio	DFSIX	233-203-215
U.S. Micro Cap Portfolio	DFSCX	233-203-504
U.S. Small Cap Value Portfolio	DFSVX	233-203-819
U.S. Large Cap Growth Portfolio	DUSLX	233-20G-281
U.S. Small Cap Growth Portfolio	DSCGX	233-20G-273
DFA Real Estate Securities Portfolio	DFREX	233-203-835
DFA International Real Estate Securities Portfolio	DFITX	233-203-348
DFA Global Real Estate Securities Portfolio	DFGEX	233-20G-554
Large Cap International Portfolio	DFALX	233-203-868
DFA International Small Cap Value Portfolio	DISVX	233-203-736
International Small Company Portfolio	DFISX	233-203-629
International Core Equity Portfolio	DFIEX	233-203-371
International Social Core Equity Portfolio	DSCLX	252-39Y-626
International Sustainability Core 1 Portfolio	DFSPX	233-203-199
T.A. World ex U.S. Core Equity Portfolio	DFTWX	233-20G-505
International Vector Equity Portfolio	DFVQX	233-20G-539
World ex U.S. Value Portfolio	DFWVX	233-20G-471
World ex U.S. Targeted Value Portfolio	DWUSX	252-39Y-618
Selectively Hedged Global Equity Portfolio	DSHGX	233-20G-331
International Large Cap Growth Portfolio	DILRX	233-20G-265
International Small Cap Growth Portfolio	DISMX	233-20G-257

Emerging Markets Portfolio	DFEMX	233-203-785
Emerging Markets Value Portfolio	DFEVX	233-203-587
Emerging Markets Small Cap Portfolio	DEMSX	233-203-611
Emerging Markets Core Equity Portfolio	DFCEX	233-203-421
Emerging Markets Social Core Portfolio	DFESX	233-203-363
DFA One-Year Fixed Income Portfolio	DFIHX	233-203-603
DFA Two-Year Global Fixed Income Portfolio	DFGFX	233-203-645
DFA Short-Term Government Portfolio	DFFGX	233-203-405
DFA Intermediate Government Fixed Income Portfolio	DFIGX	233-203-876
DFA Five-Year Global Fixed Income Portfolio	DFGBX	233-203-884
DFA Inflation-Protected Securities Portfolio	DIPSX	233-203-355
DFA Selectively Hedged Global Fixed Income Portfolio	DFSHX	233-203-223
DFA Short-Term Extended Quality Portfolio	DFEQX	233-20G-521
DFA Intermediate-Term Extended Quality Portfolio	DFTEX	233-20G-513
DFA Commodity Strategy Portfolio	DCMSX	233-20G-463
DFA Investment Grade Portfolio	DFAPX	233-20G-448
DFA World ex U.S. Government Fixed Income Portfolio	DWFIX	233-20G-323

B. Dimensional Investment Group Inc.

Fund Name	**Symbol**	**Cusip #**
DFA International Value Portfolio	DFIVX	254-34D-203
U.S. Large Company Portfolio	DFUSX	254-34D-823
Global Equity Portfolio	DGEIX	254-34D-674
Global Allocation 60/40 Portfolio	DGSIX	254-34D-658
Global Allocation 25/75 Portfolio	DGTSX	254-34D-633